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                                                                    Exhibit 23.3

              [LETTERHEAD OF AIRCRAFT INFORMATION SERVICES, INC.]


                Consent of Aircraft Information Services, Inc.

     We refer to the Prospectus Supplement dated August 10, 2001 of United Air Lines, Inc. related to the offer and sale of $1,466,959,000 aggregate face amount of Pass Through Certificates, Series 2001-1 (the "Prospectus"). We hereby consent to the inclusion of our report dated 02 August, 2001 in the Prospectus and to the reference to our firm's name in the Prospectus under the caption "Experts."


Date: August 10, 2001                   Aircraft Information Services, Inc.


                                        By: /s/ Fred E. Bearden
                                            -----------------------
                                        Name: Fred E. Bearden
                                        Title: President